Exhibit 3.3
BYLAWS
OF
EMERGENT BIOSOLUTIONS INC.
(the “Corporation”)
Adopted on January 30, 2004; and Amended on June 15, 2005
ARTICLE I
OFFICES
     SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
     SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.01. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
     SECTION 2.02. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
     SECTION 2.03. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.04. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the Chief Executive Officer of the Corporation or by the Board of Directors or by written order of a majority of the directors or shall be called by the Chief Executive Officer or the Secretary at the request in writing of stockholders holding not less than 20% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The Chairman of the Board or the Chief Executive Officer of the Corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
     SECTION 2.05. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.
     SECTION 2.06. Quorum. The holders of a majority of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of the Corporation’s capital stock entitled to vote thereat, present in person or represented by proxy at the meeting, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     SECTION 2.07. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the Corporation’s capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and filed with the Secretary of the Corporation before, or at the time of, the meeting. A vote may be cast either orally or in writing.
     SECTION 2.08. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of shares of the Corporation’s capital stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.
     SECTION 2.09. Voting of Stock of Certain Holders. Shares of the Corporation’s capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.
     SECTION 2.10. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the Corporation’s capital stock.
     SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     SECTION 2.12. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     SECTION 2.13. Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
     SECTION 2.14. Proxies. A stockholder entitled to vote at a meeting of stockholders or entitled to express consent or dissent without a meeting may authorize other persons to act for him or her by a proxy. A proxy shall be signed by the stockholder or his or her authorized agent or other representative. A proxy is not valid after the expiration of 3 years from its date unless otherwise provided in the proxy.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.01. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
     SECTION 3.02. Number, Election and Term. The number of directors that shall constitute the whole Board of Directors shall be not less than 3 nor more than 9 as established by a majority of the holders of the Corporation’s Class A voting common stock from time to time. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03 or in the Certificate of Incorporation, and each director elected shall hold office until his death, resignation, retirement, disqualification, removal from office, or until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.
     SECTION 3.03. Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next applicable election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.
     SECTION 3.04. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders, or within 10 days of such time if such later time is deemed advisable; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution. At his discretion, the Chairman may invite other persons as appropriate to attend any regular meeting of the Board of Directors.

     SECTION 3.05. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer of the Corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. At his discretion, the Chairman may invite other persons as appropriate to attend any special meeting of the Board of Directors.
     SECTION 3.06. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.
     SECTION 3.07. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     SECTION 3.08. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
     SECTION 3.09. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     SECTION 3.10. Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
     SECTION 3.11. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     SECTION 3.12. Dissent. A director who is present at a meeting of the Board of Directors, or of any committee thereof, of which he or she is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to the action with the person acting as secretary of the meeting before or promptly after the adjournment thereof. The right to dissent shall not apply to a director who voted in favor of the action. A director who is absent from a meeting of the Board of Directors, or of any committee thereof, of which he or she is a member, at which any such action is taken is presumed to have concurred in the action unless he or she files a dissent with the Secretary of the Corporation within a reasonable time after he or she has knowledge of the action.
ARTICLE IV
COMMITTEES OF DIRECTORS
     SECTION 4.01. Designation of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation or such other persons as the Board of Directors deems appropriate. The Board of Directors may designate one or more directors or other persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors or other person to act at the meeting in the place of any such absent or disqualified member. Without limiting the generality of the foregoing, the Board of Directors may appoint one or more directors of the Corporation or such other persons as the Board of Directors deems appropriate to serve on an Executive Committee to perform such functions and to have such authority as determined by the Board of Directors. The Executive Committee may, in turn, appoint one or more directors or such other persons as the Executive Committee deems appropriate to serve on a Compensation Committee to determine appropriate levels of compensation and other benefits for employees of the Corporation.
     SECTION 4.02. Authority. Subject to the Delaware General Corporation Law, each committee shall have and may exercise such of the powers conferred or authorized by the Board of Directors or of any duly authorized committee thereof, as the case may be.

     SECTION 4.03. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
     SECTION 4.04. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings if, and in such amounts or such manner as, the Board of Directors shall so determine.
     SECTION 4.05. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article III of these bylaws.
ARTICLE V
NOTICE
     SECTION 5.01. Methods of Giving Notice. Whenever under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member, or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or facsimile. If mailed, notice to a director, member of a committee, or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or a member of a committee, to such person at his business address.
     SECTION 5.02. Written Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto and attendance at a meeting shall be deemed to be waiver of notice unless attendance is for the purpose of contesting notice.
ARTICLE VI
OFFICERS
     SECTION 6.01. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, one or more Assistant Treasurers or Secretaries and such other officers and assistant officers, as may be elected from time to time by the Board of Directors. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees or agents; to specify their duties and authority; and to determine their compensation. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the Corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.
     SECTION 6.02. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman.
     SECTION 6.03. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 6.04. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     SECTION 6.05. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.
     SECTION 6.06. Bonds. The Board of Directors may require any and all of the officers to have bonds in favor of the Corporation, with sufficient surety or sureties, and in such amounts as the Board of Directors may fix, conditioned for the faithful performance of the duties of their respective offices.
     SECTION 6.07. Chairman of the Board. The Chairman of the Board, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors.
     SECTION 6.08. Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or reserved to the Board of Directors or any committee thereof.
     SECTION 6.09. President. The President shall be subject to the direction of the Board of Directors and the Chief Executive Officer, and shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. The President shall see that the officers carry all other orders and resolutions of the Board of Directors into effect. The President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or reserved to the Board of Directors or any committee thereof. The President shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer.
     SECTION 6.10. Chief Operating Officer. The Chief Operating Officer shall be subject to the direction of the Chief Executive Officer, President and the Board of Directors and shall have day-to-day managerial responsibility for the operation of the Corporation.
     SECTION 6.11. Chief Financial Officer. The Chief Financial Officer shall be subject to the direction of the Chief Executive Officer, President and the Board of Directors and shall have day-to-day managerial responsibility for the finances of the Corporation.
     SECTION 6.12. Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. Any Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.
     SECTION 6.13. Treasurer. The Treasurer shall have the custody of the corporate funds, securities, or similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President from time to time and shall render the Chairman of the Board and the Board of Directors, at meetings of the Board of Directors or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.
     SECTION 6.14. Secretary. At every meeting of the Board of Directors, the Secretary shall record the minutes of the proceedings of the Board and shall provide copies of such minutes to all of the Directors and to such officers as the Chairman of the Board may direct. The

Secretary shall give (or cause to be given) notice of all meetings of the Board of Directors and shall perform such other duties as from time to time may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer. The Secretary shall have custody of the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary to affix the seal of the Corporation and to attest the affixing thereof by their signature.
     SECTION 6.15. Assistant Secretary. At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary, shall perform all the duties of the Secretary and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as may be assigned to him or her by the Board of Directors or the Secretary.
     SECTION 6.16. Assistant Treasurer. At the request of the Treasurer, or in his or her absence or disability, any Assistant Treasurer, shall perform all the duties of the Treasurer and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer shall perform such other duties as may be assigned to him or her by the Board of Directors or the Treasurer.
ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS
     SECTION 7.01. Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     SECTION 7.02. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.
     SECTION 7.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may authorize.
ARTICLE VIII
CERTIFICATES OF STOCK
     SECTION 8.01. Issuance. Each stockholder of this Corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the

Chairman of the Board or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights. Certificates shall not be issued representing fractional shares of stock.
     SECTION 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.
     SECTION 8.03. Rights, Options, Warrants. Subject to the provisions of any stockholders’ agreement, the Corporation may issue rights, options or warrants for the purchase of shares of the Corporation. Subject to the provisions of any stockholders’ agreement, the Board of Directors shall determine the terms upon which the rights, options, or warrants are to be issued, their form and content, and the consideration for which the shares are to be issued.
     SECTION 8.04. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the Transfer Agent.
     SECTION 8.05. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     SECTION 8.06. Transfer Agents, Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the Corporation, may appoint transfer agents or registers or both, and may require all certificates for shares to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.
     SECTION 8.07. Fractional Shares. The Corporation, with the approval of the Board of Directors, may issue certificates for fractions of a share where necessary to effect share transfers, share distributions or a reclassification, merger, consolidation or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions. As an alternative, the Corporation, with the approval of the Board of Directors, may pay in cash the fair value of fractions of shares as of the time when those entitled to receive the fractions are determined. As another alternative, the Corporation, with the approval of the Board of Directors may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares; but such scrip shall not entitle the holder to any right of a stockholder, except as therein provided. The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full shares before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the Board of Directors may determine. The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.
ARTICLE IX
DIVIDENDS
     SECTION 9.01. Declaration. Dividends with respect to the shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
     SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
INDEMNIFICATION

     SECTION 10.01. Mandatory Indemnification. The Corporation shall indemnify any director or officer of the Corporation in accordance with the provisions set forth in the Certificate of Incorporation as well as any other person entitled to such indemnification pursuant to the provisions therein.
     SECTION 10.02. Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder and under the Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
ARTICLE XI
CORPORATE ACTIONS
     SECTION 11.01. Instruments. All instruments of any nature shall be signed, executed, acknowledged or verified by such officer or officers or such agents or agents of the Corporation as the Board of Directors may determine, and such authority may be general or confined to specific instances. However, an officer may not sign, execute, acknowledge or verify an instrument in more than one capacity if the instrument is required to be signed, executed, acknowledged or verified by two or more officers.
     SECTION 11.02. Conflict of Interest. A transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanction, in a proceeding by a stockholders of the Corporation or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:
          (a) The transaction was fair to the Corporation at the time entered into; or
          (b) The material facts of the transaction and the director’s or officer’s interest were disclosed or known to the Board of Directors or a committee thereof, and the Board of Directors or the committee thereof, as applicable, authorized, approved or ratified the transaction by a vote of a majority of the directors on the Board or committee who had no interest in the transaction, though less than a quorum, who had no interest in the transaction. The presence of, or a vote cast by, a director with an interest in the transaction does not affect the validity of the action; or
          (c) The material facts of the transaction and the director’s or officer’s interest were disclosed or known to the stockholders of the Corporation entitled to vote and they authorized, approved, or ratified the transaction by a vote of the majority of the shares held by the stockholders of the Corporation who did not have an interest in the transaction. A majority of the shares held by the stockholders of the Corporation who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under this Section.

ARTICLE XII
MISCELLANEOUS
     SECTION 12.01. Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the Corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     SECTION 12.02. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the Corporation, or at such other place or places as may be designated from time to time by the Board of Directors.
     SECTION 12.03. Conflicts. In the event of any conflict or potential conflict in the interpretation of any provision(s) under these bylaws and the terms of the stockholders’ agreement (as the same maybe amended and/or restated from time to time) among the Corporation and the holders of the Corporation’s Class A voting common stock, to the fullest extent permitted under Delaware law, the provisions of the stockholders’ agreement shall prevail.
     SECTION 12.04. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
ARTICLE XIII
AMENDMENT
     SECTION 13.01. Amendment by Shareholders. These bylaws may be altered, amended or repealed by a majority of the stockholders of the Corporation; provided that, such bylaws are not in conflict with the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law.
     SECTION 13.02. Amendment by Directors. These bylaws may be altered, amended, or repealed by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting; provided that, such bylaws are not in conflict with the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law.
ARTICLE XIV
OFF-SHORE OFFERINGS
     In all offerings of securities pursuant to Regulation S of the Securities Act of 1933 (the “Act”), the Corporation shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or an available exemption under the Act. Furthermore, the Corporation shall ensure that all certificates evidencing securities of the Corporation issued in a transaction that is exempt from the registration requirements of Section 5 of the Act by reason of Regulation S promulgated thereunder bear the following legend (in addition to any other legends required by law or otherwise):
“TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT OF 1933, PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
[SEAL]